As filed with the Securities and Exchange Commission on January 12, 2000
                                                     Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 MOTOROLA, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                     36-1115800
 (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

       1303 East Algonquin Road
         Schaumburg, Illinois                           60196
(Address of Principal Executive Offices)              (Zip Code)

                   General Instrument Corporation Savings Plan
                              (Full Title of Plans)

                                Carl F. Koenemann
              Executive Vice President and Chief Financial Officer
                                 Motorola, Inc.
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                     (Name and Address of Agent for Service)

                                 (847) 576-5000
          (Telephone Number, Including Area Code, of Agent for Service)
                          _____________________________

                         CALCULATION OF REGISTRATION FEE

--------------|--------------|-----------------|-------------------|------------
Title of      |              |                 |                   |
Each Class of |Amount to Be  |Proposed Maximum | Proposed Maximum  |  Amount of
Securities To |Registered (1)|Offering Price   |Aggregate Offering |Registration
Be Registered |              |Per Share (2)    |    Price (2)      |   Fee (3)
--------------|--------------|-----------------|-------------------|------------
Motorola, Inc.|  2,000,000   |   $125.50       |  $251,000,000.00  | $66,264.00
Common Stock  |              |                 |                   |
($3 Par       |              |                 |                   |
Value) (4)    |              |                 |                   |
--------------|--------------|-----------------|-------------------|------------
(1) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the General Instrument Corporation Savings Plan.
(2) Estimated solely for purposes of calculating registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant's common stock on the New York Stock Exchange -- Composite Tape on January 7, 2000.
(3) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the General Instrument Corporation Savings Plan.
(4) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the registrant's common stock.

                                EXPLANATORY NOTE

          Motorola, Inc. ("Motorola" or the "Registrant") hereby registers 2,000,000 shares of common stock, par value $3.00 per share, of Motorola ("Motorola Common Stock") and the associated rights (the "Rights") to purchase Junior Participating Preferred Stock, Series B, par value $100 per share, in connection with the General Instrument Corporation Savings Plan (the "Plan"), and also hereby registers an indeterminate amount of interests to be offered or sold pursuant to the Plan. On January 5, 2000, Lucerne Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Motorola ("Merger Sub"), merged (the "Merger") with and into General Instrument Corporation, a Delaware corporation ("General Instrument"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 14, 1999, among Motorola, Merger Sub and General Instrument. Following the Merger, Motorola Common Stock is substituted for the common stock of General Instrument under the Plan.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

          The following documents previously filed by Motorola with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) Motorola's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998.

(b) Motorola's Quarterly Reports on Form 10-Q, as amended, for the quarters ended April 3, July 3, and October 2, 1999.

(c) Motorola's Current Reports on Form 8-K filed September 16, 1999 and January 6, 2000.

(d) The description of Motorola Common Stock contained in Motorola's Registration Statement on Form 8-B dated July 2, 1973, including any amendment or report filed with the Commission for the purpose of updating such description.

(e) The description of the Rights contained in Motorola's Registration Statement on Form 8-A dated November 5, 1998, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by Motorola pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.       Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. The Company's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 6.   Exhibits

Exhibit
Number    Description

  4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994 (File No. 1-7221)).

  4.2 Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, Series B (incorporated by reference to
          Exhibit 3.3 to the Registrant's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

  4.3 By-laws, as amended through February 17, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-7221)).

  4.4 Rights Agreement, dated as of November 5, 1998 between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1.1 to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A/A dated March 16, 1999 (File No. 1-7221)).

  5.1 An opinion of counsel as to the legality of the shares of common stock being registered is not required since such shares are not original issuance shares.

  5.2 The Registrant undertakes to submit the Plan, as amended, to the Internal Revenue Service ("IRS") in a timely manner for a determination letter as to its qualified status, and the Registrant will make all changes required by the IRS in order to qualify the Plan.

 23.1     Consent of KPMG.

 24.1 Power of Attorney (included on the signature page to this registration statement).

 99.1 General Instrument Corporation Savings Plan, as amended and restated as of January 1, 1998.

99.2 First Amendment to the General Instrument Corporation Savings Plan, dated as of July 1, 1999.

99.3 Second Amendment to the General Instrument Corporation Savings Plan, dated as of October 29, 1999.

99.4 Third Amendment to the General Instrument Corporation Savings Plan, dated as of December 29, 1999.


Item 7.   Undertakings

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth I the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on this 12th day of January, 2000.

                                             MOTOROLA, INC.


                                             By: /s/ Carl F. Koenemann
                                                 ------------------------------
                                                 Name:  Carl F. Koenemann
                                                 Title: Executive Vice President
                                                         and Chief Financial
                                                         Officer

          Each of the undersigned hereby constitutes and appoints Christopher B. Galvin, Robert L. Growney, Carl F. Koenemann and Anthony M. Knapp, and each of them, as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 12, 2000.



      Signature                                     Title

Principal Executive Officer:

/s/ Christopher B. Galvin            Director, Chairman of the Board and Chief
---------------------------             Executive Officer
    Christopher B. Galvin

Principal Financial Officer:

/s/ Carl F. Koenemann                Executive Vice President and Chief
---------------------------             Financial Officer
    Carl F. Koenemann

Principal Accounting Officer:

/s/ Anthony M. Knapp
---------------------------
    Anthony M. Knapp                 Senior Vice President and Controller

      Signature                                                   Title



Directors:

 /s/ Ronnie C. Chan                                               Director
---------------------------
     Ronnie C. Chan


 /s/ H. Laurance Fuller                                           Director
 ---------------------------
    H. Laurance Fuller


 /s/ Robert W. Galvin                                             Director
 ---------------------------
    Robert W. Galvin


 /s/ Robert L. Growney                                            Director
 ---------------------------
   Robert L. Growney


 /s/ Anne P. Jones                                                Director
 ---------------------------
    Anne P. Jones


 /s/ Donald R. Jones                                              Director
 ---------------------------
    Donald R. Jones


 /s/ Judy C. Lewent                                               Director
---------------------------
     Judy C. Lewent


 /s/ Dr. Walter E. Massey                                         Director
---------------------------
     Dr. Walter E. Massey


 /s/ Nicholas Negroponte                                          Director
---------------------------
     Nicholas Negroponte


 /s/ John E. Pepper, Jr.                                          Director
---------------------------
     John E. Pepper, Jr.


 /s/ Samuel C. Scott III                                          Director
---------------------------
     Samuel C. Scott III


 /s/ Gary L. Tooker                                               Director
---------------------------
     Gary L. Tooker

      Signature                                                    Title



 /s/ B. Kenneth West                                              Director
---------------------------
     B. Kenneth West


 /s/ Dr. John A. White                                            Director
---------------------------
     Dr. John A. White

          The Plan. Pursuant to the requirements of the Securities Act, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on January 12, 2000.


                                        GENERAL INSTRUMENT CORPORATION
                                          SAVINGS PLAN


                                        By:  GENERAL INSTRUMENT CORPORATION
                                             EMPLOYEE BENEFITS ADMINISTRATIVE
                                             COMMITTEE


                                        By: /s/ Scott A. Crum
                                            --------------------------------
                                            Scott A. Crum, Committee Member

                                  EXHIBIT INDEX


Exhibit
 Number   Description
--------  -----------

  4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994 (File No. 1-7221)).

  4.2 Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, Series B (incorporated by reference to
          Exhibit 3.3 to the Registrant's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

  4.3 By-laws, as amended through February 17, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-7221)).

  4.4 Rights Agreement, dated as of November 5, 1998 between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1.1 to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A/A dated March 16, 1999 (File No. 1-7221)).

  5.1 An opinion of counsel as to the legality of the shares of common stock being registered is not required since such shares are not original issuance shares.

  5.2 The Registrant undertakes to submit the Plan, as amended, to the Internal Revenue Service ("IRS") in a timely manner for a determination letter as to its qualified status, and the Registrant will make all changes required by the IRS in order to qualify the Plan.

  23.1    Consent of KPMG.

  24.1 Power of Attorney (included on the signature page to this registration statement).

  99.1 General Instrument Corporation Savings Plan, as amended and restated as of January 1, 1998.

  99.2 First Amendment to the General Instrument Corporation Savings Plan, dated as of July 1, 1999.

  99.3 Second Amendment to the General Instrument Corporation Savings Plan, dated as of October 29, 1999.

  99.4 Third Amendment to the General Instrument Corporation Savings Plan, dated as of December 29, 1999.